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NEWS RELEASE                                                        EXHIBIT 99.1

For Release: August 3, 2004

Contact:
Park National                                      First Federal
John W. Kozak, CFO, 740-349-3792                   Bill Plummer, President,
Jerry Nethers, VP Marketing, 740-349-3710          740-588-2263
                                                   Connie LaPlante, Treasurer,
                                                   740-588-2265

                      PARK NATIONAL CORPORATION TO ACQUIRE
                 FIRST FEDERAL BANCORP, INC. OF ZANESVILLE, OHIO

      Newark, Ohio - Park National Corporation (AMEX: PRK) and First Federal Bancorp, Inc. (NASDAQ: FFBZ) jointly announced today that they have signed a definitive agreement and plan of merger which will result in the acquisition of First Federal Bancorp, Inc. ("First Federal") by Park National Corporation ("Park") through the merger of a newly-formed subsidiary of Park with and into First Federal in an all-cash transaction, immediately followed by the merger of the surviving corporation into Park. The headquarters for First Federal and its subsidiary First Federal Savings Bank of Eastern Ohio ("First Federal Savings Bank") is Zanesville, Ohio. First Federal Savings Bank has approximately $250 million in assets and operates from six full-service financial service offices and a loan production office. The main office and two full-service branch offices are located in Zanesville. The other full-service offices are located in Roseville, Coshocton and Newcomerstown, Ohio. The loan production office is located in Gahanna, Ohio.

The merger transactions are anticipated to be completed in the fourth quarter of 2004, and require the approval of appropriate regulatory authorities and of the shareholders of First Federal. Under the terms of the agreement and plan of merger, shareholders of First Federal will receive cash in the amount of $13.25 per share for each common share of First Federal outstanding immediately prior to the closing. Each outstanding option granted under a First Federal stock option plan will be cancelled and extinguished and converted into the right to receive an amount of cash equal to product of (1) (a) $13.25 minus (b) the exercise price of the option, multiplied by (2) the number of First Federal common shares subject to the unexercised portion of the

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NEWS RELEASE                                                      AUGUST 3, 2004

option. As of August 3, 2004, First Federal had 3,286,221 common shares outstanding and options covering an aggregate of 335,925 common shares with a weighted average exercise price of $6.12 per share.

Following completion of the merger transactions, First Federal Savings Bank will merge into Century National Bank ("Century") of Zanesville, Ohio, a subsidiary of Park. Century has approximately $500 million in assets and operates eleven full-service financial service offices in five counties throughout Southeastern Ohio. On a combined basis with First Federal Savings Bank, Century would have approximately $750 million in assets and operate seventeen full-service financial services offices in six counties.

Dan DeLawder, President and CEO of Park, said, "We are very pleased to welcome First Federal and First Federal Savings Bank into the Park family of community-based banks. We believe considerable opportunity exists to expand on the commercial banking services available to the customers of First Federal Savings Bank. Combining the excellence and skills of the professionals at First Federal Savings Bank with our team of banking associates at Century will further enhance our ability to deliver extraordinary levels of service to Southeastern Ohio."

First Federal President and Chief Executive Officer Bill Plummer said, "We are pleased to announce the acquisition of First Federal by Park. The merger of First Federal Savings Bank into Century helps us to remain dedicated to truly local banking service and allows us to offer expanded commercial banking services such as a full service trust department to our customers."

Park National Corporation is a Newark, Ohio based bank holding company with $5.1 billion of total consolidated assets. Operating in twenty-six counties, Park's significant subsidiaries include The Park National Bank, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc., and Guardian Finance. Park National Corporation affiliates operate one hundred sixteen financial service offices and a network of one hundred seventeen automatic teller machines.

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NEWS RELEASE                                                      AUGUST 3, 2004

Safe Harbor Statement: Except for the historical and present factual information contained in this press release, the matters discussed in this press release, including statements as to the expected benefits of the merger such as efficiencies, market profile, product offerings and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "believes," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to obtain regulatory approvals of the merger on the proposed terms and schedule; the failure of First Federal shareholders to approve the merger; the possibility that costs or difficulties related to the integration of our businesses will be greater than expected or that the cost savings and any revenue synergies of the combined entities following the merger may be lower or take longer to realize than expected; disruptions from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the impact of competition; and other risk factors relating to our industry as detailed from time to time in each of Park's and First Federal's reports filed with the SEC. Park and First Federal disclaim any responsibility to update these forward-looking statements.

Additional Information And Where To Find It: First Federal will file a proxy statement concerning the proposed merger with the SEC. Shareholders of First Federal are urged to read the proxy statement carefully when it becomes available because it will contain important information. Shareholders of First Federal will be able to obtain a free copy of the proxy statement, as well as other filings containing information about First Federal and Park, free of charge through the website maintained by the SEC at http://www.sec.gov. In addition, First Federal shareholders may obtain copies of the proxy statement, and the filings with the SEC that will be incorporated into the proxy statement, free of charge by requesting them in writing from First Federal Bancorp, Inc., 505 Market Street, Zanesville, Ohio 43701, Attention: Amy DeWitt, or by telephone at (740) 588-2264.

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NEWS RELEASE                                                      AUGUST 3, 2004

The directors and executive officers of First Federal and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of First Federal in respect of the proposed merger. Information about the directors and executive officers of First Federal and their ownership of First Federal common shares is set forth in the proxy statement for First Federal's 2004 annual meeting of shareholders filed with the SEC on January 7, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement of First Federal and other relevant materials to be filed with the SEC when they become available.

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